UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 2, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31255	59-2857021
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

24301 Walden Center Drive,
Bonita Springs, Florida 34134		34134
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
and
Item 8.01.	Other Events

SENIOR SUBORDINATED NOTES OFFERING

     WCI Communities, Inc. announced on March 2, 2005, that it planned to offer $200,000,000 Senior Subordinated Notes due 2015 in a private placement. WCI Communities, Inc. intends to use the proceeds from the offering to repay a portion of the outstanding balance of its senior unsecured revolving credit facility and for general corporate purposes.

     On March 3, 2005, WCI Communities, Inc. issued a press release announcing the pricing of its $200,000,000 6-5/8% Senior Subordinated Notes due 2015 in a private placement pursuant to a Purchase Agreement, dated as of March 3, 2005, among WCI Communities, Inc., certain subsidiaries of WCI Communities, Inc. and the initial purchasers of the Senior Subordinated Notes. The offering is expected to close on or about March 10, 2005, subject to the satisfaction of customary closing conditions.

     The Senior Subordinated Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

Exhibit	Title
Number
99.1	Press Release dated March 2, 2005 relating to Announcement of Senior Subordinated Notes Offering
99.2	Press Release dated March 3, 2005 relating to Pricing of Senior Subordinated Notes Offering

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
Date: March 3, 2005	By:	/s/ Vivien N. Hastings
		Name:	Vivien N. Hastings
		Title:	Senior Vice President